UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014 (October 1, 2014)

Medical Action Industries Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13251	11-2421849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Expressway Drive South
Brentwood, New York	11717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(631) 231-4600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 1, 2014, pursuant to the Agreement and Plan of Merger, dated as of June 24, 2014 (the “Merger Agreement”), by and among Medical Action Industries Inc. (the “Company”), Mongoose Merger Sub Inc. (“Merger Sub”) and Owens & Minor, Inc. (“Owens & Minor”), the Company completed its merger (the “Merger”) with Merger Sub, a wholly-owned subsidiary of Owens & Minor, whereby Merger Sub merged with and into the Company with the Company continuing as the surviving corporation in the Merger, and, as a result of which the Company has been acquired by, and has become a wholly-owned subsidiary of Owens & Minor.  The Merger became effective on October 1, 2014.

As previously disclosed, pursuant to the Merger Agreement, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (excluding any shares held by the Company as treasury shares or by Owens & Minor or Merger Sub (or shares held by any of their subsidiaries) and any Appraisal Shares (as defined in the Merger Agreement)) were converted into the right to receive $13.80 in cash, without interest thereon (the “Merger Consideration”).

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities Exchange Commission (the “SEC”) on June 25, 2014, which is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the NASDAQ Global Select Stock Market (“NASDAQ”) on October 1, 2014 that each outstanding share of the Company’s common stock was cancelled and automatically converted into the right to receive the Merger Consideration.  Accordingly, the NYSE filed a Form 25 to withdraw the shares of the Company’s common stock from listing and terminate the registration of the shares of the Company’s common stock under Section 12(b) of the 1934 Securities Exchange Act, as amended (the “Exchange Act”) on October 1, 2014.  Prior to the open of trading on NASDAQ on October 1, 2014, trading in shares of the Company’s common stock was suspended by NASDAQ.  On or about October 13, 2014, the Company expects to file a Form 15 with the SEC to terminate the registration of the shares of the Company’s common stock under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act.  The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the Merger, on October 1, 2014 each share of the Company’s common stock was cancelled and automatically converted into the right to receive the Merger Consideration.  The information set forth in Item 2.01 is incorporated by reference into this Item 3.03.

Upon the effective time of the Merger, holders of the Company’s common stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration, or, in the case of shares of common stock as to which appraisal rights have been properly exercised and not withdrawn, the rights pursuant to Section 262 of the Delaware General Corporation Law).

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities Exchange Commission (the “SEC”) on June 25, 2014, which is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of Owens & Minor.  The disclosure under Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As a result of the Merger, all of the current directors of the Company resigned from their directorships of the Company and any committees of which they were a member, immediately after the effective time of the Merger.  These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices.  Upon completion of the Merger, the directors of Merger Sub became the directors of the Company.

Also upon consummation of the Merger, all of the current officers of the Company have ceased to hold his or her respective position with the Company, and the officers of Merger Sub became the officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately after the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety.  The Restated Certificate of Incorporation of the Company is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of June 24, 2014, by and among Medical Action Industries Inc., Mongoose Merger Sub Inc. and Owens & Minor, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on June 25, 2014).

3.1	Amended and Restated Certificate of Incorporation of Medical Action Industries Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ Grace R. den Hartog
Grace R. den Hartog
Senior Vice President, General Counsel & Secretary

Dated:    October 7, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of June 24, 2014, by and among Medical Action Industries Inc., Mongoose Merger Sub Inc. and Owens & Minor, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on June 25, 2014).

3.1	Amended and Restated Certificate of Incorporation of Medical Action Industries Inc.